Exhibit 99.1

Behringer Harvard Multifamily REIT I, Inc. and
Trammell Crow Residential Begin Construction
of Luxury Multifamily Community in Central Dallas

DALLAS, August 13, 2013 — Behringer Harvard Multifamily REIT I, Inc. (the REIT) and Trammell Crow Residential (TCR) announced today that construction has begun on The Alexan, a 10-story apartment community prominently situated on Goat Hill, which is northwest of downtown Dallas. The Alexan development is the result of a joint venture between the REIT, the Crow Family and TCR. The REIT is the venture’s general partner; the Crow Family is a co-investor; and TCR is the developer of The Alexan.

When the two-year development project is completed, The Alexan will offer 365 luxury apartment homes; approximately 69 percent will be studios and one-bedroom apartments, and 31 percent will be two-bedroom apartments, with unit sizes ranging from 436 to 1,865 square feet. Residents will enjoy a 24-hour live/work environment with outstanding amenities including direct access to the Katy Trail, two luxury swimming pools, retail space on the ground floor and abundant outdoor patio space.

“It is exciting to build on such an iconic site on the Katy Trail in Dallas,” said Mr. Mark T. Alfieri, President and COO of the REIT. “We are delighted to start another project with TCR, a respected firm that has proven to be a reliable development partner.”

“We are proud to have closed our fourth transaction with the REIT in the last 18 months,” said Mr. Steve Bancroft, Senior Managing Director of TCR. “The Alexan will be a unique community that capitalizes on its location to deliver panoramic skyline views from a rooftop pool/patio, unparalleled access to the Katy and Trinity Strand Trails, and luxury finishes throughout the residential units and amenity areas.”

In addition to the community amenities listed above, residents of The Alexan will have access to a state-of-the-art fitness center, cyber café, dog park, business center, game room, landscaped walking paths and controlled-access parking. The apartment homes will feature granite countertops with designer backsplashes, stainless steel appliances, 42-inch hardwood cabinetry, nine-foot ceilings, eight-foot entry doors, oversized bathtubs with tile surrounds and full-size washers and dryers.

The Alexan is centered among the largest employment centers in Dallas, including Downtown, Uptown, Victory Park, Market Center and the medical and design districts. The adjacent Katy Trail is arguably one of the most desirable amenities in Dallas attracting thousands of users every day.

About Behringer Harvard Multifamily REIT I, Inc.

Behringer Harvard Multifamily REIT I, Inc. (the REIT) is a Dallas-based real estate investment trust that invests in, develops and operates high-quality multifamily communities offering location and lifestyle amenities. The REIT invests in stabilized operating properties and properties in various phases of development, with a focus on communities located in the top 50 Metropolitan Statistical Areas of the United States. The REIT’s portfolio includes investments in 56 multifamily communities in 14 states comprising 15,759 apartment homes.

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About Trammell Crow Residential

Dallas-based Trammell Crow Residential (TCR) is one of America’s premier multifamily real estate firms, owning 11,000 apartment units nationwide. More than 5,000 new units are under construction. TCR is the only national full-service multifamily company that has been in business for more than three decades, and has developed more than 225,000 multifamily units in most major markets across the country.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc., and relating to the occurrence and timing of the REIT’s self-management transactions, that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard Multifamily REIT I, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler Behringer Harvard Multifamily REIT I, Inc. bmarler@behringerharvard.com 469.341.2312	David Nesmith Richards Partners for Behringer Harvard Multifamily REIT I, Inc. david_nesmith@richards.com 214.891.2864

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